EXHIBIT 99

                                               Midwest Express Holdings, Inc.
                                               6744 South Howell Avenue
                                               Oak Creek, Wisconsin  53154-1402
                                               414-570-4000
                                               www.midwestairlines.com
                                               Traded: NYSE - MEH

Media Inquiries: Carol Skornicka, 414-570-3980, 888-360-4782 or cskornic@midwestairlines.com
Analyst/Investor Inquiries: Dennis O'Reilly, 414-570-3954 or doreilly@midwestairlines.com

FOR IMMEDIATE RELEASE
July 22, 2003


             MIDWEST EXPRESS HOLDINGS REPORTS SECOND QUARTER RESULTS

Second Quarter 2003 Summary

o    Operating revenue decreased 16% to $96.9 million
o    Operating loss of $1.0 million
o Other income of $11.4 million (pre-tax), or $0.48 per share, related to federal government reimbursement of security costs
o    Net income of $6.6 million, or $0.42 per share
o Higher fuel prices negatively impacted operating results by $2.2 million, or $0.09 per share

Milwaukee, Wisconsin, July 22, 2003 - Midwest Express Holdings, Inc. (NYSE: MEH) today reported financial results for its Midwest Airlines and Skyway Airlines (dba Midwest Connect) operations. Company management will discuss the results in a conference call with industry analysts and institutional investors at 1 p.m. Central time on Tuesday, July 22. The discussion will be available simultaneously in a listen-only mode and for at least the following 30 days at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MEH&script=2100.

Comparing second quarter 2003 to second quarter 2002, operating revenue decreased 16.4% to $96.9 million. Operating results decreased to a $1.0 million loss from income of $1.9 million, while net income improved to $6.6 million from $0.9 million in the same quarter a year ago. Income per share improved to $0.42 from $0.07 in the second quarter of 2002. (2003 results include $11.4 million in pre-tax income provided for by the April 2003 Emergency Wartime Supplemental Appropriations Act. Excluding that item, net loss was $0.9 million and per share loss was $0.06.)

Year to date, operating revenue decreased 13.2% to $191.0 million. Operating results improved from a $30.7 million loss to an $18.9 million loss, while net results decreased to a $5.2 million loss from net income of $4.8 million in the first six months last year. Results per share fell to a $0.34 loss from $0.34 in income in the first half of 2002. (2003 first half results include the $11.4 million related to the Emergency Wartime Supplemental Appropriations Act. 2002 results include a $29.9 million pre-tax impairment charge related to the early retirement of the airline's DC-9 fleet, as well as other income of $39.5 million pre-tax associated with an arbitration settlement with Fairchild Dornier GmbH over the cancellation of the 428JET program.)


                                     -MORE-

Midwest Express Holdings
Add -1-

Note: It is the company's view that excluding unusual items for comparative purposes provides results that are more consistent with the company's true operating performance. A reconciliation of key financial measures excluding those items is included in this release, pursuant to Regulation G issued by the Securities and Exchange Commission.

"In the second quarter, we began to realize the benefits of our cost reduction and revenue-generation initiatives," said Timothy E. Hoeksema, chairman and chief executive officer. "Although industry conditions - particularly aggressive competitive pricing and continued high fuel prices - remain serious challenges, our outlook is significantly improved."

Additionally, Midwest and Midwest Connect's operational performance remains exceptional, according to Hoeksema. Midwest Airlines completed 99.3% of scheduled flights and Skyway 99.1% in the quarter. On-time performance exceeded goals at both carriers for the quarter, and baggage handling statistics remain at the top of the industry.

At Midwest Airlines, revenue per scheduled service available seat mile decreased 6.3% in the quarter; a 4.1 percentage point improvement in load factor was not enough to offset a 12.7% decrease in revenue yield. Load factor improved due to capacity reductions, while yields were affected by lower business fares, reduced business travel demand due to the stagnant economy and war with Iraq, increased competition from low-fare airlines, and the overall depressed pricing environment.

Midwest Airlines' per-gallon fuel costs increased 15.8% in the quarter from a year earlier. Into-plane fuel prices were $0.13 more per gallon, resulting in a $1.9 million unfavorable price variance and increasing per share loss by $0.08. The company hedged approximately 15% of its second quarter fuel volume, resulting in reduced fuel costs of $0.1 million.

Cost per available seat mile (unit costs) at Midwest Airlines decreased 0.2% (2.5% holding fuel price constant) from second quarter 2002, despite a 16.2% reduction in capacity. Unit costs declined due to companywide cost-reduction initiatives - including decreases in distribution costs, dining services, maintenance costs, aircraft insurance and advertising - but were offset by higher fuel prices, lease costs for the new Boeing 717 aircraft, and increased legal and professional services costs associated with the company's restructuring plan.

At Midwest Connect, revenue per scheduled service available seat mile decreased 8.0%. Load factor increased 6.0 percentage points due to a 12.1% increase in traffic, but revenue yield fell 19.8% due to the reduction in business travel, depressed industrywide pricing and longer flight lengths with lower yields. Cost per available seat mile decreased 3.3% (5.0% holding fuel price constant) due to a decrease in labor and distribution costs, and an increase in average trip lengths. Into-plane fuel prices averaged $0.11 per gallon more in the second quarter, generating an unfavorable $0.3 million price variance, or $0.01 per share.

                                     -MORE-

Midwest Express Holdings
Add -2-

Note: Cost per available seat mile holding fuel price constant provides management and investors the ability to measure and monitor company performance absent fuel price volatility.

At the end of the quarter, Midwest Express Holdings had $35.0 million in unrestricted cash, up from $23.2 million at March 31, 2003. The company incurred $1.6 million of capital spending in the second quarter, and projects remaining capital spending in 2003 to total $4 million.

Throughout the second quarter, Midwest continued to implement its comprehensive plan to financially restructure its operations. On July 17, the airline holding company announced that it had achieved four major initiatives designed to restore it to long-term financial health:
o Labor cost savings and productivity improvements from the company's three employee unions - the Midwest Air Line Pilots Association, the Skyway Air Line Pilots Association and the Midwest Association of Flight Attendants.
o Process and productivity enhancements for non-represented employees, expected to be implemented by the end of 2003.
o Renegotiation of aircraft finance agreements with 11 aircraft lessors and lenders to reflect current market conditions.
o Adjustment of the company's fleet plan and delivery schedules to provide for more controlled growth. Midwest Airlines will continue to accept Boeing 717s at its current rate of one each month through March 2004, when deliveries will change to approximately quarterly until concluding in October 2006. Midwest Connect will defer its acquisition of 20 Embraer regional jets from January 2004 to July 2006.

These initiatives - along with numerous internal cost-reduction measures implemented since September 11, 2001 - are targeted to contribute $70 million annually to company profitability going forward. Having reached agreements on these items, Midwest Express Holdings is now in a better position to approach capital markets to obtain new financing, according to Hoeksema.

A critical part of the company's plans is a proposal currently under consideration by the Milwaukee and Racine county boards that would permit Milwaukee County to become the guarantor of payments by Midwest Airlines on two industrial development revenue bonds that were issued by the City of Milwaukee to fund construction of two aircraft hangars on county-owned property.

Additionally in the second quarter:
o    Midwest Airlines placed three additional Boeing 717 aircraft in service.
o Midwest Airlines launched nonstop service between Kansas City and San Francisco - with one-stop, same-plane service from Milwaukee. The airline also upgraded its nonstop Milwaukee-Baltimore service from 32-seat regional jets to 84-seat DC-9 aircraft.
o Midwest Airlines and Midwest Connect completed all Federal Aviation Administration-mandated installations of reinforced cockpit doors for aircraft in their fleets.


                                     -MORE-

Midwest Express Holdins
Add -3-

o OAG - publishers of the Official Airline Guide - honored Midwest Airlines as Best Airline Based in North America. Readers of Travel+Leisure magazine recognized Midwest Airlines as "Top Domestic Airline" for service in its 2003 World's Best Service Readers' Poll.
o Midwest Airlines announced the October 1 introduction of nonstop service between Kansas City and Orange County - with one-stop or connecting service from Milwaukee and connecting service from cities throughout the Midwest.

In the third quarter:
o On July 10, Midwest Airlines announced it had joined forces with Milwaukee-based The Mark Travel Corporation to offer new opportunities and value to leisure travelers. Midwest named Mark Travel to operate its leisure vacation program, Midwest Vacations, starting in 2004. In addition, Midwest Airlines will provide Funjet Vacations - the flagship brand of Mark Travel - with aircraft capacity on some of Funjet's most popular routes.
o In its August issue, Travel+Leisure named Midwest Airlines "Best Domestic Airline" in its 2003 World's Best Awards competition. Midwest has won the title five of the eight years it has been awarded.
o On August 1, Midwest Airlines will launch its new low-fare Saver Service to popular leisure destinations. Saver Service will complement the airline's traditional Signature Service and Midwest Connect's regional service by allowing Midwest to offer a portfolio of services and better position it competitively.

"Going forward, our strategic plan provides a thorough framework for a return to profitability and sustained growth," concluded Hoeksema. "Our aggressive action to address industry challenges while providing passengers with a value-added experience - along with the continuing support of our loyal passengers and community - will help us become a viable competitor."


Midwest Airlines features nonstop jet service to major destinations throughout the United States. Skyway Airlines, Inc. - its wholly owned subsidiary - operates Midwest Connect, which offers connections to Midwest Airlines as well as point-to-point service between select markets on regional jet and turboprop aircraft. Together, the airlines offer service to 50 cities. More information is available at www.midwestairlines.com.

                                       ###

This document contains forward-looking statements that may state the company's or management's intentions, hopes, beliefs, expectations or predictions for the future. Words such as "expect," "anticipate," "believe," "estimate," "goal," "objective" or similar words are intended to identify forward-looking statements. It is important to note that the company's actual results could differ materially from those projected results due to factors that include but are not limited to uncertainties related to general economic factors, industry conditions, scheduling developments, government regulations, labor relations, aircraft maintenance and refurbishment schedules, potential delays related to acquired aircraft, fuel costs, competitive developments, interest rates, terrorist attacks or fear of terrorist attacks.

Editor's note: Tables follow

                         MIDWEST EXPRESS HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                    Three Months Ended
                                                                        June 30,
                                                                        --------
                                                               2003                  2002              % Change
                                                               ----                  ----            -------------
Operating revenues:
     Passenger service                                   $        83,147       $       104,095             (20.1%)
     Cargo                                                         1,252                 1,491             (16.0%)
     Other                                                        12,499                10,389              20.3%
                                                         ----------------      ----------------      -------------
       Total operating revenues                                   96,898               115,975             (16.4%)
                                                         ----------------      ----------------      -------------
Operating expenses:
     Salaries, wages and benefits                                 34,742                39,618             (12.3%)
     Aircraft fuel and oil                                        18,270                19,801              (7.7%)
     Commissions                                                   2,820                 5,155             (45.3%)
     Dining services                                               1,451                 5,583             (74.0%)
     Station rental, landing and other fees                        8,354                 8,960              (6.8%)
     Aircraft maintenance materials and repairs                    7,297                 9,798             (25.5%)
     Depreciation and amortization                                 5,487                 5,161               6.3%
     Aircraft rentals                                              7,757                 6,313              22.9%
     Other                                                        11,725                13,664             (14.2%)
                                                         ----------------      ----------------      -------------
       Total operating expenses                                   97,903               114,053             (14.2%)
                                                         ----------------      ----------------      -------------
Operating (loss) income                                           (1,005)                1,922            (152.3%)
                                                         ----------------      ----------------      -------------
Other income (expense):
     Interest income                                                 176                   342             (48.5%)
     Interest expense                                               (499)                 (873)            (42.8%)
     Other, net                                                   11,432                    92               N.M.
                                                         ----------------      ----------------      -------------
       Total other income (expense)                               11,109                  (439)              N.M.
                                                         ----------------      ----------------      -------------

Income before income tax provision                                10,104                 1,483               N.M.
Income tax provision                                               3,536                   548               N.M.
                                                         ----------------      ----------------      -------------
Net Income                                               $         6,568       $           935               N.M.
                                                         ================      ================      =============

Income per common share - basic                          $          0.42       $          0.07             500.0%
                                                         ================      ================      =============
Income per common share - diluted                        $          0.42       $          0.07             500.0%
                                                         ================      ================      =============

Weighted average shares - basic                               15,516,279            14,055,278
Weighted average shares - diluted                             15,538,228            14,131,780

--------------------------------------------------------------------------------

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information:

     Pursuant to SEC Regulation G, the Company is providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. It is the Company's view that the reported non-GAAP financial measures results are more consistent with the Company's true operating performance as they exclude unusual items. These measurements are more comparable to financial measures reported by other airlines.

                                                                    2003
                                                                    ----
Net income:
     GAAP Financial information                               $         6,568
                                                              ================
     Income before income tax provision                       $        10,104
     Item excluded - Appropriations Act reimbursement                 (11,437)
                                                              ----------------
     Loss before income tax (credit)                                   (1,333)
     Income tax (credit)                                                 (467)
                                                              ----------------
     Non-GAAP Financial information                           $          (866)
                                                              ================
Income (loss) per common share:
     GAAP Financial information                               $          0.42
                                                              ================
     Non-GAAP Financial information                           $         (0.06)
                                                              ================

                         MIDWEST EXPRESS HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                     Six Months Ended
                                                                         June 30,
                                                                         --------
                                                               2003                  2002              % Change
                                                               ----                  ----            -------------

Operating revenues:
     Passenger service                                   $       163,076       $       195,645             (16.6%)
     Cargo                                                         2,536                 3,110             (18.5%)
     Other                                                        25,344                21,242              19.3%
                                                         ----------------      ----------------      -------------
       Total operating revenues                                  190,956               219,997             (13.2%)
                                                         ----------------      ----------------      -------------
Operating expenses:
     Salaries, wages and benefits                                 73,725                77,589              (5.0%)
     Aircraft fuel and oil                                        42,990                35,539              21.0%
     Commissions                                                   6,201                 9,749             (36.4%)
     Dining services                                               4,713                10,206             (53.8%)
     Station rental, landing and other fees                       19,535                18,715               4.4%
     Aircraft maintenance materials and repairs                   15,234                19,324             (21.2%)
     Depreciation and amortization                                10,844                10,720               1.2%
     Aircraft rentals                                             14,159                12,622              12.2%
     Impairment loss                                                   -                29,911            (100.0%)
     Other                                                        22,482                26,367             (14.7%)
                                                         ----------------      ----------------      -------------
       Total operating expenses                                  209,883               250,742             (16.3%)
                                                         ----------------      ----------------      -------------
Operating loss                                                   (18,927)              (30,745)            (38.4%)
                                                         ----------------      ----------------      -------------
Other income (expense):
     Interest income                                                 480                   567             (15.3%)
     Interest expense                                               (987)               (1,809)            (45.4%)
     Other, net                                                   11,431                39,582             (71.1%)
                                                         ----------------      ----------------      -------------
       Total other income (expense)                               10,924                38,340             (71.5%)
                                                         ----------------      ----------------      -------------

(Loss) income before income tax (credit) provision                (8,003)                7,595            (205.4%)
Income tax (credit) provision                                     (2,801)                2,811            (199.6%)
                                                         ----------------      ----------------      -------------
Net (Loss) Income                                        $        (5,202)      $         4,784            (208.7%)
                                                         ================      ================      =============

(Loss) Income per common share - basic                   $         (0.34)      $          0.34            (200.0%)
                                                         ================      ================      =============
(Loss) Income per common share - diluted                 $         (0.34)      $          0.34            (200.0%)
                                                         ================      ================      =============

Weighted average shares - basic                               15,514,299            13,944,052
Weighted average shares - diluted                             15,514,299            14,024,125

                         Midwest Express Holdings, Inc.
                              Operating Statistics

                                                              Three Months Ended                          Six Months Ended
                                                                   June 30,                                   June 30,
                                                         ---------------------------               ---------------------------
                                                         2003       2002      Change               2003       2002      Change
                                                         ---------------------------               ---------------------------
Midwest Airlines Operations
---------------------------
Origin & Destination Passengers                         463,968     529,979    -12.5              918,691     989,818     -7.2
Scheduled Service Revenue Passenger
     Miles (000s)                                       460,130     518,566    -11.3              928,870     979,071     -5.1
Scheduled Service Available Seat
     Miles (000s)                                       686,161     823,744    -16.7            1,453,912   1,561,365     -6.9
Total Available Seat Miles (000s)                       703,921     839,508    -16.2            1,487,576   1,595,440     -6.8
Load Factor (%)                                            67.1%       63.0%     4.1 pts.            63.9%       62.7%     1.2 pts.
Revenue Yield                                           $0.1417     $0.1622    -12.7              $0.1398     $0.1625    -14.0
Revenue per Schd. Svc. ASM (1)                          $0.0995     $0.1062     -6.3              $0.0935     $0.1061    -11.9
Total Cost per Total ASM                                $0.1135     $0.1136     -0.2              $0.1153     $0.1353    -14.8
Impairment Loss per Total ASM                           $0.0000     $0.0000     N.M.              $0.0000     $0.0187   -100.0
Total Cost per Total ASM Excluding Impairment Loss (2)  $0.1135     $0.1136     -0.2              $0.1153     $0.1165     -1.0
Average Passenger Trip Length (miles)                       992         978      1.4                1,011         989      2.2
Number of Flights                                         8,818      11,422    -22.8               19,035      21,588    -11.8
Into-plane Fuel Cost per Gallon                          $0.924      $0.798     15.8               $1.020      $0.757     34.7
Full-time Equivalent Employees at
     End of Period                                        1,965       2,492    -21.2                1,965       2,492    -21.2
Aircraft in Service at End of Period                         29          34    -14.7                   29          34    -14.7


Midwest Connect Operations
--------------------------
Origin & Destination Passengers                         148,738     153,760     -3.3              282,515     278,155      1.6
Scheduled Service Revenue Passenger
     Miles (000s)                                        55,500      49,529     12.1              101,469      89,087     13.9
Scheduled Service Available Seat
     Miles (000s)                                       102,547     102,894     -0.3              203,279     190,474      6.7
Total Available Seat Miles (000s)                       102,562     102,916     -0.3              203,337     190,676      6.6
Load Factor (%)                                            54.1%       48.1%     6.0 pts.            49.9%       46.8%     3.1 pts.
Revenue Yield                                           $0.3232     $0.4029    -19.8              $0.3277     $0.4102    -20.1
Revenue per Schd. Svc. ASM (1)                          $0.1790     $0.1945     -8.0              $0.1675     $0.1924    -12.9
Total Cost per Total ASM                                $0.1893     $0.1958     -3.3              $0.2017     $0.1975      2.1
Average Passenger Trip Length (miles)                       373         322     15.8                  359         320     12.1
Number of Flights                                        13,863      14,193     -2.3               28,042      26,693      5.1
Into-plane Fuel Cost per Gallon                          $0.997      $0.884     12.7               $1.086      $0.835     30.0
Full-time Equivalent Employees at
     End of Period                                          556         586     -5.1                  556         586     -5.1
Aircraft in Service at End of Period                         25          25      0.0                   25          25      0.0


(1) Passenger, cargo, and other transport related revenue divided by scheduled service ASMs.
(2) Management believes the Total Cost per Total ASM Excluding Impairment Loss statistic provides investors a better measure to monitor the company's cost trends.

Note: All statistics exclude charter operations except the following: Total Available Seat Miles, Cost per Total ASM, Impairment Loss per Total ASM, Total Cost per Total ASM Excluding Impairment Loss, Into-plane Fuel Cost, Number of Employees and Aircraft in Service. Aircraft acquired but not yet placed into service are excluded from the aircraft in service statistics. Numbers may not recalculate due to rounding.